Exhibit 10.40

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
FisherBroyles, LLP
345 North Canal Street
Suite C202
Chicago, Illinois 60606
Attention: Michael E. Mermall, Esq.
SPACE ABOVE FOR RECORDER’S USE
SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
AND OTHER LOAN DOCUMENTS
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) is made effective as of June 10, 2014 (the “Effective Date”), among ORIX CAPITAL MARKETS, LLC, a Delaware limited liability company, in its capacity as agent (“Agent”) on behalf of Lenders (as hereinafter defined), ORIX CAPITAL MARKETS, LLC, a Delaware limited liability company (“ORIX”), VARIAN MEDICAL SYSTEMS INTERNATIONAL AG, a Swiss corporation (“Varian”) (ORIX and Varian are collectively referred to herein as “Lenders”), CALIFORNIA PROTON TREATMENT CENTER, LLC, a Delaware limited liability company (“Borrower”), and JEFFREY L. BORDOK and JAMES THOMSON (collectively, “Guarantors”).
RECITALS:
A.Borrower, Lenders and Agent have entered into that certain Loan and Security Agreement dated as of September 30, 2011 (the “Original Loan Agreement”), as amended by that certain First Amendment to Loan and Security Agreement and Other Loan Documents dated October 25, 2013 (the “First Amendment”) pursuant to which Lenders agreed to make the loan described therein (the “Loan”) to Borrower for the purpose of developing and constructing the Project (the Original Loan Agreement, as amended by the First Amendment, is hereinafter referred to as the “Loan Agreement”).
B.    The Loan is secured by (i) a Deed of Trust, With Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Fee Deed of Trust”) dated as of September 30, 2011, executed by Borrower for the benefit of Agent and Lenders and recorded on October 6, 2011, with the Recorder of Deeds of San Diego County (“Public Office”) as Document No. 2011-0523668, which Fee Deed of Trust encumbers the real property legally described on attached Exhibit A (the “Premises”); (ii) a Leasehold Deed of Trust, With Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Leasehold Deed of Trust”) dated as of September 30, 2011, executed by Borrower for the benefit of Agent and Lenders and recorded on October 6, 2011, with in the Public Office as Document No. 2011-0523669, which Leasehold Deed of Trust encumbers the Premises; (iii) a Guaranty dated as of September 30, 2011, executed by Guarantors in favor of Agent and Lenders (“Guaranty”); (iv) a Guaranty of Completion dated as of September 30, 2011, executed by Guarantors in favor of Agent and Lenders (“Guaranty of Completion”); (v) an Unsecured Environmental Indemnity Agreement dated as of September 30, 2011, executed by Borrower and Guarantors in favor of Agent and Lenders (“Environmental Indemnity”), and (vi) certain other loan documents (the Note, Fee Deed of Trust, Leasehold Deed of Trust, Guaranty, Guaranty of Completion, Environmental Indemnity, Loan Agreement and other documents evidencing, securing or guarantying the Loan, in their original form and as amended from time to time, are sometimes collectively referred to herein as the “Loan Documents”).
C.    Borrower has requested that Lenders and Agent modify certain of the terms of the Loan, and Lenders and Agent have agreed to such request, subject to the terms and conditions of this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders, Borrower and Guarantors hereby agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement (as modified hereby). Additional terms defined herein are incorporated into the Loan Agreement.
2.    Recitals. All of the Recitals stated above are true and accurate and by this reference are incorporated into and made a part of the body of this Amendment.
3.    Maturity Date and Extension Options. The Maturity Date as defined in Section 1. 1.4(p) of the Loan Agreement is hereby extended to September 30, 2017, and as used in the Loan Documents, the term “Maturity Date” shall be deemed to mean the Maturity Date as extended as set forth in this Section 3. Rider 1.1.4 of the Loan Agreement, and the definitions of Extension Notice, Extension Option and Extension Term contained therein, are hereby deleted in their entirety and are of no further force or effect. Notwithstanding the foregoing and in consideration for Lenders agreement to extend the Maturity Date as aforesaid, Borrower shall pay to Agent, for the ratable benefit of Lenders, (i) on or before June 1, 2015, a fee equal to seventy five one-hundredths of one percent (0.75%) of the then outstanding principal balance of the Loan, and (ii) on or before June 1, 2016, a fee equal to seventy five one-hundredths of one percent (0.75%) of the then outstanding principal balance of the Loan.
4.    Amortization.
(a)    The Amortization Commencement Date as defined in Section 1.1.4(a) of the Loan Agreement is hereby amended to mean January 1, 2015, and as used in the Loan Documents, the term “Amortization Commencement Date” shall be deemed to mean the Amortization Commencement Date as amended as set forth in this Section 4.
(b)    Section 2.3.1(b) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
“(b)    Borrower shall pay to Agent, for the ratable benefit of Lenders, the Amortization Conversion Fee on or before June 17, 2014.”
5.    Interest Rate. The first sentence of Section 1.1.4(m) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
“(m)    “Interest Rate” means: A per annum rate equal to LIBOR plus 700 Basis Points; provided at no time shall the Interest Rate ever be less than nine percent (9.00%) per annum.”
6.    Cash Trap Events. The Cash Trap Events set forth in subparagraphs (r), (s) and (t) of Exhibit E to the Closing Certificate of Borrower are hereby deleted in their entirety and are replaced with the following:
“(r)    the failure to perform at least 14,520 fractions at the Facility prior to December 1, 2014, provided that if at least 14,520 fractions have been performed at the Facility prior to March 1, 2015, then any such Cash Trap Event arising from this subparagraph (r) shall be deemed discontinued;
(s)    commencing July 1, 2015 and ending June 30, 2016, as of the end of the period covered by the quarterly financial statements which are to be provided to Agent pursuant to Section 5.1.1 of the Loan Agreement during such period, the failure of (i) the annualized Net Operating Income for the immediately preceding six (6) month period to equal or exceed the product obtained by multiplying the Debt Service by 1.50 or (ii) the Project Yield (calculated using the annualized Net Operating Income for the immediately preceding six (6) month period) to equal or exceed 20%, provided that if the performance standards set forth in this subparagraph (s) are thereafter satisfied for two (2) consecutive calendar quarters, then any Cash Trap Event arising from any matter described in this subparagraph (s) shall be deemed discontinued; or
(t)    commencing July 1, 2016 and continuing thereafter, as of the end of the period covered by the quarterly financial statements which are to be provided to Agent pursuant to Section 5.1.1 of the Loan Agreement during such period, the failure of (i) the annualized Net Operating Income for the immediately preceding six (6) month period to equal or exceed the product obtained by multiplying the Debt Service by 2.00 or (ii) the Project Yield (calculated using the annualized Net Operating Income for the immediately preceding six (6) month period) to equal or exceed 25%, provided that if the performance standards set forth in this subparagraph (t) are thereafter satisfied for two (2) consecutive calendar quarters, then any Cash Trap Event arising from any matter described in this subparagraph (t) shall be deemed discontinued.”
7.    Milestone Events and Dates.
(a)    Exhibit D to the Closing Certificate of Borrower is hereby amended by extending the May 15, 2014 date in the last row of the table contained therein to July 31, 2014.
(b)    Section 7.1(h) of the Loan Agreement is hereby amended by extending the May 15, 2014 date contained therein to July 31, 2014.
8.    Required Lenders.
(a)    The definition of “Required Lenders” as set forth in Schedule 1.2 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
““Required Lenders” means, at any time, those Non-Delinquent Lenders holding at least seventy two percent (72%) of that portion of the aggregate outstanding principal amount of the Notes held by the Non-Delinquent Lenders.”
(b)    The first sentence of the third paragraph of Section 9.16 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
“If all Lenders are unable to reach an agreement with respect to a Major Decision within ten (10) Business Days after the expiration of the Lender Reply Period, then Agent shall thereafter have the right to take such steps as are necessary (including the right to declare a default or commence an enforcement action or proceeding), but consistent with any written instructions theretofore or thereafter given by the Required Lenders to Agent that does not constitute a Major Decision (unless the direction or consent of all Lenders is obtained), to preserve and protect the Collateral until such time as all Lenders have reached agreement with respect to any Major Decisions.”
(c)    The first and second sentences of Section 10.1(b) of the Loan Agreement are hereby deleted in their entirety and are replaced with the following:
“(b)    Agent shall have all necessary power, right and obligation to take any and all action of the type specified in this Agreement or any other Loan document as being within Agent’s or Lender’s right, powers or discretion, except (i) with respect to Major Decision, only in accordance with directions from all Lenders, and (ii) in all other events, in accordance with directions from the Required Lenders. In the absence of such directions, Agent shall have, and Lenders acknowledge that Agent shall have, the exclusive power and authority (but under no circumstance shall be obligated), in Agent’s sole and absolute discretion, to take any action (including, without limitation those acts describe on Rider 10.1(b) attached hereto and made a part hereof) or refrain from taking any action, except that (i) with respect to Major Decisions the direction or consent of all Lenders is required and Agent shall not take action constituting a Major Decision absent such direction or consent, and (ii) in all other events, Agent shall take, or refrain from taking, actions consistent with directions from the Required Lenders.”
9.    Loan Transfers. The first sentence of the second grammatical paragraph of Section 9.8(c) of the Loan Agreement is hereby deleted its entirety and is replaced with the following:
“Notwithstanding anything contained in this Agreement to the contrary, ORIX Capital Markets, LLC, a Delaware limited liability company (“ORIX”), as Lender and not Agent, shall have the right, at its sole option, to cause Varian Medical Systems International AG, a Swiss corporation (“Varian”) (but expressly excluding any successor, assign or participant of Varian or any other Person other than Varian), to make a Loan Transfer to ORIX (or its assignee or designee), at any time and from time to time, of all or any portion of Varian’s Individual Loan Commitment (whether funded or not).”
10.    Minimum Interest Lookback.
(a)    The definition of “Minimum Interest Lookback Amount” as set forth in Section 1.1.4(r) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
““Minimum Interest Lookback Amount” means: (A) if a portion of the Loan Amount is prepaid on or before October 1, 2016, an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on that portion of the Loan Amount so prepaid, after subtracting from such prepaid amount that portion of the Loan Amount that Varian, but not any successor, assign or participant of Varian, is entitled to receive pursuant to the Loan Documents (such subtracted amount is referred to herein as the “Excluded Share”), from the Closing Date through and including October 1, 2016 at the Interest Rate then in effect on the date of any such prepayment, over (ii) the actual amount of interest paid to Lenders in respect of that portion of the Loan Amount so prepaid, calculated after subtracting the Excluded Share from such prepaid amount, and (B) if the Loan is prepaid in full on or before October 1, 2016, an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the Loan Amount, calculated after subtracting the Excluded Share from the Loan Amount, from the Closing Date through and including October 1, 2016 at the Interest Rate then in effect on the date of any such prepayment, over (ii) the actual amount of interest paid to Lenders in respect of the Loan less the actual amount of interest paid to Varian with respect to the Excluded Share, less any amounts previously paid to Lenders as a Minimum Interest Lookback Amount pursuant to (A) above in connection with any previous prepayments. For purposes of determining the Minimum Interest Lookback Amount, only monthly interest paid at the Interest Rate shall be taken into account; no fees (including the Commitment Fee, the Amortization Conversion Fee and the Exit Fee), interest at the Default Rate in excess of the Interest Rate, late charges or similar charges or other amounts shall be included in the determination of the actual amount of interest paid. Agent’s determination of the Minimum Interest Lookback Amount shall be, absent manifest error, conclusive and binding on Borrower.”
(b)    Section 2.3.1 of the Loan Agreement is hereby amended by the addition of the following subsection after subsection (f) thereof:
“(g)    Notwithstanding anything contained in this Agreement or any of the other Loan Documents to the contrary, that portion of any Minimum Interest Lookback Amount (but not any Excluded Share) paid by Borrower that would otherwise be paid to Varian under the Loan Documents (but not those amounts that would be paid to any successor, assign or participant of Varian) shall be paid to the other Lenders (including successors, assigns and participants of Varian) on a ratable basis, as determined by Agent.”
11.    The Loan; Notes.
(a)    The definition of “Loan” as set forth in Schedule 1.2 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
““Loan” means the loan made pursuant to this Agreement, consisting of two tranches. The first tranche is in the amount of $165,300,000 (“Tranche A”) and the second tranche is in the amount of $10,000,000 (“Tranche B”). Unless otherwise provided herein, the term “Loan” shall mean and include both Tranche A and Tranche B.”
(b)    The definition of “Notes” as set forth in Schedule 1.2 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
““Notes” means (i) the promissory notes made by Borrower dated as of September 30, 2011 (the “Tranche A Notes”), one for each Lender payable for the account of such Lender, and (ii) the promissory note dated as of June 10, 2014 made by Borrower and payable to Varian in the original principal amount of $10,000,000 (the “Tranche B Note”); as the same may hereafter be amended, modified, extended, severed, assigned, substituted, renewed or restated from time to time, including, without limitation, any substitute notes pursuant to Section 9.8(c) or 10.20 (each, a “Note”).”
12.    Loan Amount; Individual Loan Commitment; Pro Rata Share.
(a)    The definition of “Loan Amount” as set forth in Section 1.1.4(n) of the Loan Agreement is hereby amended to mean $175,300,000.
(b)    The definition of “Individual Loan Commitment” as set forth in Schedule 1.2 of the Loan Agreement is hereby amended so that Varian’s Individual Loan Commitment is increased from $115,300,000 to $125,300,000, $115,300,000 of which is allocated to Tranche A and $10,000,000 of which is allocated to Tranche B. All of ORIX’s Individual Loan Commitment is allocated to Tranche A.
(c)    The definition of “Pro Rata Share” as set forth in Schedule 1.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:
““Pro Rata Share,” “Tranche A Pro Rata Share” and “Tranche B Pro Rata Share” mean, respectively, at any particular time with respect to each Lender, (i) the ratio of such Lender’s outstanding Individual Loan Commitment to the Loan Amount, (ii) the ratio of such Lender’s Individual Loan Commitment allocated to Tranche A to Tranche A, and (iii) the ratio of such Lender’s Individual Loan Commitment allocated to Tranche B to Tranche B, as adjusted from time to time to give effect to any applicable Assignment and Acceptance Agreement or the payment or reimbursement of any Delinquency Amount, in each case as determined by Agent. As of the date hereof, each Lender’s respective Pro Rata Share, Tranche A Pro Rata Share and Tranche B Pro Rata Share are as follows:

	ORIX Capital Markets, LLC	Varian Medical Systems International AG
Pro Rata Share:	28.52253%	71.47747%
Tranche A Pro Rata Share:	30.25000%	69.75000%
Tranche B Pro Rata Share:	0.00000%	100.00000%”

(d)    The phrase “Pro Rata Share” in Sections 2.2.1, 3.1.22, and the last grammatical paragraph of Section 3.1 of the Loan Agreement, is hereby deleted and replaced with “Tranche A Pro Rata Share.”
(e)    Section 3.2.1(g) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
“(g)    Agent shall have received from each Lender such Lender’s Pro Rata Share or Tranche B Pro Rata Share, as applicable, of each such Advance.”
(f)    Each incidence of the phrase “Pro Rata Share” in Sections 3.2.6 and 10.12(a) of the Loan Agreement is hereby deleted and replaced with “Pro Rata Share or Tranche B Pro Rata Share, as applicable,”
(g)    The second sentence of Section 10.16(c) of the Loan Agreement hereby deleted in its entirety and is replaced with the following:
“(c)    Subject to a Delinquent Lender’s right to cure as provided in Section 10.17, Agent shall make no payment to a Delinquent Lender until the Non-Delinquent Lenders have been paid in full their respective Tranche A Pro Rata Share of all Indebtedness allocated to Tranche A and their respective Tranche B Pro Rata Share of all Indebtedness allocated to Tranche B (in the order of priority as set forth in Section 2.3.2(b)),it being understood that all sums which would otherwise be due a Delinquent Lender under the Loan Documents (interest, principal, fees and all other amounts) shall be distributed to the Non-Delinquent Lenders (each Non-Delinquent Lender receiving its ratable share thereof) as follows: first, all sums which constitute a payment of principal under the Loan shall be treated as a repayment of principal under the Tranche A Notes of the Non-Delinquent Lenders until the entire outstanding principal balance of the Tranche A Notes of the Non-Delinquent Lenders has been paid in full; next, all remaining sums which constitute a payment of principal under the Loan shall be treated as a repayment of principal under the Tranche B Note of the Non‑Delinquent Lenders until the entire outstanding principal balance of the Tranche B Note of the Non-Delinquent Lenders has been paid in full; and, next, all sums which constitute a payment of interest, fees, Charges or any other item under the Loan (other than a payment of principal) shall be treated as additional interest under the Loan and shall not be deemed to be a repayment of principal, provided that Agent shall deduct from amounts due (or, in the case of a Delinquent Lender, amounts that would otherwise be payable to such Delinquent Lender) a Lender in default under its obligations under Section 10.5, the amount owing by such Lender pursuant to said Section 10.5 and pay the amount so deducted to itself, the other Lenders, or such other party as is entitled to such amount, as applicable.”
(h)    Section 2.3.2(d) of the Loan Agreement is hereby amended by the addition of the following as the last sentence thereof:
“Notwithstanding anything in this Agreement to the contrary, commencing June 10, 2014, each advance of proceeds of the Loan shall be made and allocated as follows: (i) first, in accordance with each Lender’s Tranche B Pro Rata Share, until $8,461,250.00 in the aggregate shall have been Advanced, which amount shall be allocated to Tranche B and funded under the Tranche B Note; and (ii) next, in accordance with each Lender’s Pro Rata Share, which shall be allocated as follows: (a) all amounts Advanced by ORIX shall be allocated to Tranche A and funded under ORIX’s Tranche A Note, and (b) 92% of all amounts Advanced by Varian shall be allocated to Tranche A and funded under Varian’s Tranche A Note and 8% of all amounts Advanced by Varian shall be allocated to Tranche B and funded under Varian’s Tranche B Note.”
13.    Priority and Application of Payments.
(a)    The first sentence of Section 2.3.2(b) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
“Subject to the terms and conditions of Section 2.3.2(c), Agent will distribute or cause to be distributed to each Lender in same day funds (if Agent is in receipt of immediately available funds prior to 11:00 a.m. in Dallas, Texas on a Business Day, otherwise, the next day Agent is open for business) such Lender’s Tranche A Pro Rata Share of the payments of principal and interest made on the Tranche A Notes, such Lender’s Tranche B Pro Rata Share of the payments of principal and interest made on the Tranche B Note, and its Pro Rata Share of the payments of other sums, in like funds for the account of such Lender (if Agent subsequently determines that it distributed to a Lender an amount in excess of that Lender’s Pro Rata Share, Tranche A Pro Rata Share or Tranche B Pro Rata Share, as applicable, of any payment, Agent shall so notify such Lender and such Lender shall promptly refund such excess); provided, however, that Agent shall have the right to deduct from amounts due a Lender in default under its obligations under Section 10.5 the amount owing by such Lender pursuant to said Section 10.5 (which shall include, without limitation, interest and other charges as described in the Loan Documents) and pay the amount so deducted to itself, the other Lenders, or such other party as is entitled to such amount, as applicable.”
(b)    Section 2.3.2(c) of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:
“(c)    Except as provided in Section 10.16, (i) provided that no Event of Default exists, payments made on the Loan will be applied first to any unpaid Charges, second, proportionally, to the aggregate interest due on the Tranche A Notes, third, proportionally, to the interest due on the Tranche B Note, fourth, proportionally, to the aggregate outstanding principal balance of the Tranche A Notes and the Tranche B Note, and fifth to the Minimum Interest Lookback Amount (if any) and the Exit Fee (if any), and (ii) so long as an Event of Default remains outstanding, payments made on the Loan will be applied first to any unpaid Charges, second to the aggregate interest due on the Tranche A Notes, third to the aggregate outstanding principal balance of the Tranche A Notes, fourth, to the interest due on the Tranche B Note, fifth to the outstanding principal balance of the Tranche B Note, and sixth to the Minimum Interest Lookback Amount (if any) and the Exit Fee (if any). The foregoing notwithstanding, provided that no Event of Default exists, all principal payments other than required amortization payments hereunder will be applied first, proportionally, to the outstanding principal balance of the Tranche A Notes until paid in full, and then to the outstanding principal amount of the Tranche B Note.”
14.    Removal of Agent. Section 10.8 of the Loan Agreement is hereby amended by the addition of the following as the last sentence thereof:
“Notwithstanding anything in this Section 10.8 to the contrary, in the event the combined Individual Loan Commitments of Agent, in its capacity as a Lender hereunder, and any Lenders who are Affiliates of Agent, is less than $10,000,000.00, then Agent may be removed by an affirmative vote of the Required Lenders (excluding, for this purpose, the vote of Agent, in its capacity as a Lender, and excluding the aggregate outstanding principal amount of Notes held by Agent in its capacity as Lender in calculating the aggregate outstanding principal amount of Notes held by Non-Delinquent Lenders).”
15.    Ratification by Borrower. Borrower hereby (a) renews, ratifies and confirms the indebtedness evidenced by the Notes and the other Loan Documents, as modified hereby; (b) acknowledges that the liens and security interests created and evidenced by the Mortgages and other Loan Documents are valid, subsisting and enforceable in accordance with their terms, as modified hereby; (c) acknowledges and agrees that, as of the Effective Date, Borrower has no offsets, claims, counterclaims or defenses to the indebtedness evidenced by the Notes and the other Loan Documents, as modified hereby, or otherwise with respect to the Loan or the Loan Documents; (d) acknowledges and agrees that Borrower is, and shall remain, liable for the prompt and timely payment and performance of the indebtedness evidenced by the Notes and the other Loan Documents, as modified hereby; (e) agrees that the Loan Documents are and remain in full force and effect, except as expressly modified hereby, and that the Loan Documents continue to be the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject only to Insolvency Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (f) represents and warrants that, after giving effect to the terms and conditions of this Amendment (i) there are no uncured Events of Default under the Loan Documents and no event, condition or state of facts exists or has occurred and remains uncured that, with the giving of notice or passage of time or both, would constitute an Event of Default under the Loan Documents, (ii) the representation and warranties in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, and (iii) there has been no material adverse change in the financial condition of Borrower, Guarantors or any other party whose financial statement has been delivered to Agent in connection with the Loan from the date of the most recent financial statement received by Agent.
16.    Reaffirmation of Guarantor Documents. Guarantors hereby ratify and affirm the Guaranty and Environmental Indemnity (collectively, the “Guarantor Documents”), and consent to and acknowledge this Amendment and reaffirm and acknowledge their liability to Lenders under the Guarantor Documents subject to the terms and conditions thereof and agree that the duties, liabilities and obligations under the Guarantor Documents shall not in any manner be impaired, discharged or released by this Amendment. Guarantors hereby represent and warrant that (i) the representations and warranties of Guarantors contained in the Guarantor Documents are, as of the Effective Date, true and correct and Guarantors do not know of any default thereunder, (ii) each of the Guarantor Documents continues to be the valid and binding obligations of Guarantors, enforceable in accordance with their respective terms, subject only to Insolvency Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (iii) Guarantors have no offsets, claims, counterclaims or defenses to the enforcement of the rights and remedies of Lenders thereunder.
17.    Modification of other Loan Documents. All references in the other Loan Documents to the (a) “Loan” shall refer to Loan, as amended by this Amendment and (b) “Loan Agreement” shall mean the Loan Agreement as modified hereby.
18.    Continued Validity. Except as expressly provided in this Amendment, all terms, conditions, representations, warranties, and covenants contained in the Loan Agreement and the other Loan Documents shall remain in full force and effect, and are hereby ratified, confirmed and acknowledged by Borrower and Guarantors.
19.    Representations and Warranties. Borrower hereby represents and warrants to Agent and Lenders that (i) Borrower is validly existing under the laws of the State of Delaware, and has the requisite power and authority to execute and deliver this Amendment, (ii) the execution and delivery of this Amendment has been duly authorized by all requisite action by or on behalf of Borrower, (iii) this Amendment has been duly executed and delivered on behalf of Borrower, and (iv) the execution, delivery and performance of this Amendment do not and will not violate or conflict with, result in a breach of or require any consent under the articles or certificate of incorporation, bylaws, partnership agreement, trust agreement or other organizational documents of Borrower, any applicable laws or any material agreement binding on Borrower or any of its property.
20.    No Waiver, etc. This Amendment does not affect or limit Agent’s and/or any Lenders’ rights or remedies in any way with respect to any existing or future act or omission (including any breach of the terms of this Amendment by Borrower) that may constitute a default by Borrower, or with respect to any Default or Event of Default resulting from prior or future acts or omissions by Borrower. This Amendment does not, and shall not be construed to, create any obligation by Agent, Lenders, or any of them, to forbear from any Default or Event of Default that may exist now or in the future under the Loan Agreement or the other Loan Documents. Agent expressly reserves, on behalf of itself and Lenders, all of, and does not modify or waive in any way any of, its or their rights and remedies under the Loan Agreement, the other Loan Documents, applicable law or otherwise and Agent, on behalf of itself and on behalf of Lenders, hereby reserves all of its and their rights and remedies under all of the Loan Documents and applicable law.
21.    Fees and Expenses. Borrower agrees to pay all reasonable fees and expenses incurred by Agent and Lenders in connection with the negotiation of this Amendment, and the transactions contemplated hereby, including, without limitation, fees and costs of third-party consultants, accountants or professionals retained by Agent and Lenders and reasonable attorneys’ fees and expenses.
22.    Construction. This Amendment and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and governed by, the laws of the State of New York and any applicable laws of the United States of America. The following provisions of general application in the Loan Agreement apply to this Amendment and to the Loan Agreement, as amended by this Amendment: Sections 9.11 – 9.15, 9.18 – 9.22, and 9.34 – 9.38.
23.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and Lenders.
24.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be fully effective as an original, and all of which together shall constitute one and the same instrument.
25.    NO ORAL AGREEMENTS. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES
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IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have duly executed this Amendment to be effective as of the date set forth in the first paragraph hereof.
BORROWER:
CALIFORNIA PROTON TREATMENT CENTER, LLC, a Delaware limited liability company
By:        /s/ James Thomson
Name:        James Thomson
Title:        Manager

AGENT AND LENDER:
ORIX CAPITAL MARKETS, LLC, a Delaware limited liability company (as Agent and Lender)
By:        /s/ Jim Dunn
Name:        Jim Dunn
Title:        President
LENDER:
VARIAN MEDICAL SYSTEMS INTERNATIONAL AG, a Swiss corporation (as Lender)
By:        /s/ John W. Kuo
Name:        John W. Kuo
Title:        President
GUARANTORS:
/s/ Jeffrey L. Bordok
JEFFREY L. BORDOK
/s/ James Thomson
JAMES THOMSON

EXHIBIT A
LEGAL DESCRIPTION OF THE PREMISES
Parcel A:
Parcel 2 of Parcel Map No. 20772, in the City of San Diego, County of San Diego, State of California, filed in the Office of the County Recorder of San Diego County, April 30, 2010 as Document No. 2010-0217240 of Official Records.
Parcel B:
Non-exclusive easements as created, limited and defined by Agreement and Grant of Easements recorded June 16, 2010 as Instrument No. 2010-0301541 of Official Records; as amended by First Amendment to Agreement and Grant of Easements dated July 11, 2011 between H. G. Fenton Property Company (which acquired title as H. G. Fenton Material Company) and California Proton Treatment Center, LLC, recorded July 28, 2011 as Document No. 2011¬0383980.
APN: 809-333-77-40